UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 17, 2007

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MECHANICAL TECHNOLOGY INCORPORATED

(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 New Karner Road, Albany, New York 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NEO Compensatory Arrangements

Effective August 17, 2007, MTI MicroFuel Cells Inc. (“MTI Micro”), a majority-owned subsidiary of Mechanical Technology Incorporated (the “Company”), and Dr. Shimshon Gottesfeld, 66, have agreed to extend his employment agreement until October 31, 2008. Dr. Gottesfeld will continue to serve MTI Micro as Senior Technical Advisor, with an amended agreement providing 1) a base annual salary of $36,000 for the period November 1, 2007 through October 31, 2008; 2) a bonus award of 10,000 shares of the Company’s Common Stock per qualified deal, as defined by the agreement, if the transaction is closed during the term of the agreement or within six months from the end of the agreement’s term; 3) that Company stock options will continue to vest and any remaining unvested Company stock options will automatically vest as of October 31, 2007; and 4) certain other benefits.

Dr. Gottesfeld’s employment agreement dated May 3, 2006 continuing through October 31, 2007 provided 1) a base annual salary of $125,000; 2) a bonus equal to $20,000 to be paid in the Company’s Common Stock if a qualified deal as defined in the agreement was closed on, or before six months after, the commencement date of the employment agreement; 3) that Company stock options would continue to vest and any remaining unvested Company stock options would automatically vest upon the termination of his employment at the end of his role as Senior Technical Advisor; and 4) certain other benefits.

The foregoing description of the new employment agreement does not purport to be complete and is qualified in its entirety by reference to the new employment agreement, which is filed as Exhibit 10.149 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.149	Employment Agreement dated August 17, 2007 between Shimshon Gottesfeld and MTI MicroFuel Cells Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY INCORPORATED
Date: August 23, 2007	By:	/S/ CYNTHIA A. SCHEUER
	Name:	Cynthia A. Scheuer
	Title:	Vice President, Chief Financial Officer and Secretary

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